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                                                                     EXHIBIT 2.3






                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                        OF CERTIFICATION OF INCORPORATION

DIGITAL DESCRIPTOR SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware,

DOES HEREBY CERTIFY:

FIRST: That a meeting of the Board of Directors was held on October 1, 1998, and resolutions were duly adopted setting forth a proposed amendment of the Certificate of incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "IV" subsection "A" so that, as amended, said Article shall be and read as follows:

                                       IV.

         A. AUTHORIZATION OF STOCK

         The total number of shares of all classes of stock which the corporation shall have authority to issue pursuant to this Certificate of Incorporation is fifty million (50,000,000) of a class designated as "Common Stock", $.001 par value (referred to in this Certificate of Incorporation as "Common")

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

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IN WITNESS WHEREOF, said Company has caused this certificate to be signed by, the following Authorized Officers and Directors, this 1st day of October, 1998.



                                BY: /s/ Garrett U. Cohn
                                    -----------------------------------------
                                Garrett U. Cohn
                                TITLE: Chief Executive Officer and Director


                                BY: /s/ Myrna L. Cohn
                                    -----------------------------------------
                                Myrna L. Cohn Ph.D.
                                TITLE OF OFFICER: Director


                                BY: /s/ Michael Ott
                                    -----------------------------------------
                                Michael Ott
                                TITLE OF OFFICER: Vice President and Director